UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (Date of earliest event reported)
July 22, 2022

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 22, 2022, Digital Brands Group, Inc. (the “Company”) and various purchasers (the “Investors”) executed a Securities Purchase Agreement (the “SPA”) whereby the Investors purchased from the Company 20% Original Issue Discount (the “OID”) promissory notes (the “Notes”) in the aggregate principal amount of $1,250,000 (with an aggregate subscription amount of $1,000,000).

The Form of Note

The Notes are due and payable on October 31, 2022 (the “Maturity Date”). The Company will also have the option to prepay the Notes with no penalties at any time prior to the Maturity Date. If the Company or any subsidiary of the Company completes a debt or equity financing of less than $4,000,000, the Company is required to repay 50% of the remaining balance of the Notes. Following such 50% repayment, the Company must also use any proceeds from any subsequent debt or equity financing to repay the Notes. Upon the closing of any debt or equity financing of $4,000,000 or greater, the Company is required to repay 100% of the Notes with no penalties.

If the Notes are not repaid in full by the Maturity Date or if any other event of default occurs, (1) the face value of the Notes will be automatically increased to 120%; (2) the Notes will begin generating an annual interest rate of 20%, which will be paid in cash monthly until the default is cured; and (3) if such default continues for 14 or more calendar days, at the Investors’ discretion, the Notes shall become convertible at the option of the Investors into shares of the Company’s Common Stock (“Conversion Shares”) at a conversion price (the “Conversion Price”) equal to the Nasdaq closing price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), on the Nasdaq Capital Market (as reflected on Nasdaq.com) on the date of the note conversion (the “Default Conversion Election”).

If the Investors elect such Default Conversion Election, (1) the Company shall use commercially reasonable efforts to submit to its stockholders as soon as practicable in order to obtain as soon as practicable stockholder approval for the Company to issue the number of Conversion Shares necessary to complete such conversion (inclusive of the OID) at the Conversion Price in accordance with Nasdaq Rule 5635(a)(1) and/or 5635(d) (as applicable, the “20% Rule”), Delaware corporate law and the Securities Exchange Act of 1934, as amended; (2) if such stockholder approval is obtained, such conversion shall be effected within one business day of such approval at the Conversion Price; (3) to the extent that, prior to obtaining such stockholder approval, the Company may then issue Conversion Shares at the Conversion Price without violating the 20% Rule (the “Maximum Amount”), the Company shall issue to the Investors the Maximum Amount of Conversion Shares at the Conversion Price; and (4) if such stockholder approval is not obtained within 14 calendar days of the conversion date, then the Company shall cause (i) all members of its management team to pledge their shares of common stock to the Investors to secure the repayment of amounts due under the Notes, and (ii) the Chief Executive Officer to personally guarantee the repayment of all amounts due thereunder.

The Form of Warrant

In connection with the SPA, the Company issued to the Investors an aggregate of 4,112,500 five-year Warrants exercisable for shares of common stock at an exercise price equal to $0.152.

The Registration Rights Agreement

In addition, the Company entered into a Registration Rights Agreement with the Investors, dated July 22, 2022 (the “RRA”). The RRA provides that if the Notes are not repaid by the Maturity Date, the Company must file a registration statement within 45 days thereafter to register the shares of common stock then issuable upon the conversion of the Notes.

Copies of the SPA, the form of Note, and the form of Warrant are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. A copy of the RRA is filed as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing descriptions of the SPA, the Notes, the Warrants, and the RRA do not purport to be complete and are qualified in their entirety by reference to the applicable exhibit.

Item 3.02	Unregistered Sales of Equity Securities.

Item 1.01 is incorporated by reference herein. As described in Item 1.01, under the terms of the SPA, the Company issued to the Investors the Notes and Warrants – which issuances are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Registration Rights Agreement, dated July 22, 2022, by and among Digital Brands Group, Inc. and the Investors
10.1	Securities Purchase Agreement, dated July 22, 2022, by and among Digital Brands Group, Inc. and the Investors
10.2	Form of Promissory Note, dated July 22, 2022, by Digital Brands Group, Inc. in favor each Investor
10.3	Form of Warrant, dated July 22, 2022, by Digital Brands Group, Inc. in favor each Investor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: July 27, 2022

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer